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                                                                    Exhibit 23.2



                        INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Boulder Capital Group, Inc.:

We consent to the incorporation by reference in the registration statement filed on Form S-8 of Unicapital Corporation of our report dated March 28, 1997, with respect to the statements of operations and retained earnings and cash flows of Boulder Capital Group, Inc. for the year ended December 31, 1996, which report appears in Post Effective Amendment No. 1 to Form S-1 of Unicapital Corporation dated July 16, 1998.

Boulder Colorado                        /s/ KPMG Peat Marwick LLP
August 7, 1998                              ---------------------
                                            KPMG Peat Marwick LLP